Exhibit 10.7

CONTRIBUTION AGREEMENT
DATED MARCH 18, 2024
BETWEEN
FIGURE LENDING CORP.
AND
FIGURE TECHNOLOGIES, INC.

CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of March 18, 2024 (the “Effective Date”) by and between Figure Lending Corp. a Delaware corporation (“Recipient”) and Figure Technologies, Inc., a Delaware corporation (“Contributor”). Each of Recipient and Contributor are referred to in this Agreement as a “Party”, and collectively as the “Parties”.
R E C I T A L S
WHEREAS, effective as of the Effective Date, Contributor shall transfer or cause other members of the Contributor Group (as defined in this Agreement) to transfer the Contributed Assets (as defined in this Agreement) to Recipient, and Recipient will accept the Contributed Assets and assume the Assumed Liabilities (as defined and further described in this Agreement) in accordance with the terms of this Agreement.
NOW THEREFORE, the Parties hereby agree as follows:
Article I
DEFINITIONS
As used in this Agreement the following terms will have the meaning indicated:
“Affiliate” means, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract, or otherwise; provided that no member of the Recipient Group, on the one hand, and no member of the Contributor Group, on the other hand, shall be deemed to be an Affiliate of any member of the other Group.
“Assumed Liabilities” has the meaning set forth on Article II(b).
“Cash and Cash Equivalents” means cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements.
“Contributed Assets” has the meaning set forth on Article II(a).
“Contributed Contracts” means the contracts set forth on Exhibit A.
“Contributed Tangible Assets” means, to the extent owned by any Contributor Group member(s) immediately prior to the Effective Date, the tangible assets used exclusively in the Recipient Business and set forth on Exhibit A.
“Contributor Group” means Contributor and each Subsidiary of Contributor (excluding, in each case, any member of the Recipient Group).

“Deposits” means all deposits, letters of credit and performance and surety bonds.
“FTI Data” means (i) the data (a) that relates exclusively to the business(es) of the Contributor Group or (b) set forth on Exhibit E, and (ii) all Intellectual Property Rights embodied thereby, but excluding any Patents, Trademarks and Internet Properties. For the avoidance of doubt, FTI Data excludes any and all Lending Data.
“Governmental Body” means any: (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature; (iv) multi-national organization or body; or (v) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
“Group” means either the Contributor Group or the Recipient Group, as context requires.
“Intellectual Property Rights” means all rights arising under or associated with the following: (i) patents, patent applications, statutory invention registrations, registered designs, industrial property rights and similar or equivalent rights in inventions and designs, including all renewals, extensions, reexaminations and reissues, divisions, continuations and continuations-in-part, substitutions and foreign counterparts relating thereto (“Patents”); (ii) trademarks, service marks, trade dress, trade names and other similar designations of origin, together with all goodwill associated therewith and any registrations and applications for registration therefor (“Trademarks”); (iii) Internet address, domain name and URL registrations (“Internet Properties”); (iv) copyrights and any other similar or equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors, moral rights, and any registrations and applications for registration thereof (“Copyrights”); (v) trade-secret rights and all other rights in or to confidential business or technical information; (vi) sui generis rights in databases and data collections (including knowledge databases, customer lists and customer databases); and (vii) other similar or equivalent intellectual property rights anywhere in the world. Intellectual Property Rights specifically excludes contractual rights, including license grants.
“Issuing Processor Technology Sale Proceeds” means the proceeds from any future sale by Contributor Group of the issuing processor technology developed pursuant to the Debt Processing Services Agreement, dated as of May 9, 2022, between Figure Payment Corporation dba Figure and Visa USA, Inc.
“Lending Data” means (i) to the extent owned or transferable by any Contributor Group member(s) immediately prior to the Effective Date, the data (a) that relates exclusively to the Recipient Business or (b) set forth on Exhibit A, and (ii) to the extent owned by any Contributor Group member(s) immediately prior to the Effective Date, all Intellectual Property Rights embodied thereby, but excluding any Patents, Trademarks and Internet Properties. For the avoidance of doubt, Lending Data excludes any and all FTI Data.

“Receivables” means all accounts receivable, whether past due, due or to become due, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations with respect thereto, and any obligations related to any of the foregoing.
“Recipient Balance Sheet” means the unaudited consolidated balance sheet of the Recipient Business as of December 31, 2023, attached hereto as Exhibit D.
“Recipient Balance Sheet Assets” means all Receivables, Cash and Cash Equivalents, Deposits, equipment, prepaid expenses, intangible items, and accumulated depreciation of Contributor or any Contributor Group member: (i) that are reflected in the Recipient Balance Sheet, subject to any dispositions at or prior to the Effective Date; (ii) that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the Recipient Balance Sheet in accordance with the principles and accounting policies under which the Recipient Balance Sheet was prepared; or (iii) that have been or are acquired by Contributor or any Contributor Group member after the date of the Recipient Balance Sheet that would be reflected in the consolidated balance sheet of Recipient as of the Effective Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Recipient Balance Sheet was prepared.
“Recipient Business” means, collectively, the business operations of the Recipient Group that are directly and solely engaged in providing a suite of lending products to consumers through business-to-consumer and business-to-business-to-consumer channels using the Recipient Group’s technology platform.
“Recipient Group” means Recipient and each Subsidiary of Recipient.
“Person” means any individual, partnership, corporation, trust, joint venture, organization or other entity.
“Subsidiary” means, with respect to any Person, any other legal entity of which such Person either directly or indirectly: (i) beneficially owns more than 50% of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests or (c) the capital or profit interests; or (ii) otherwise has the power to vote sufficient securities to elect a majority of the board of directors or similar governing body.
“Transferring Employees” means the employees of Contributor engaged in the operation of the Recipient Business listed on Exhibit C.
Article II
CONTRIBUTION OF CONTRIBUTED ASSETS; ASSUMPTION OF LIABILITIES
(a)    Effective as of the Effective Date, to the extent that any Contributor Group member has any right, title and interest in and to the following, Contributor (on behalf of itself and the applicable Contributor Group member(s)), hereby contributes, transfers, assigns and conveys to

Recipient, to have and hold forever, all of the Contributor Group members’ right, title and interest in and to the following assets (the “Contributed Assets”):
(i)    the Contributed Contracts;
(ii)    the Lending Data;
(iii)    the Contributed Tangible Assets; and
(iv)    fifty percent (50%) of the Issuing Processor Technology Sale Proceeds.
For the avoidance of doubt and notwithstanding the foregoing, any assets previously contributed, transferred, assigned or conveyed to Recipient pursuant to the Contribution Agreement between the Parties dated December 31, 2023, shall not be considered “Contributed Assets” for the purposes of this Agreement. In addition, and notwithstanding the foregoing, any assets that are not Contributed Assets are retained by the Contributor Group and will not be sold, transferred or assigned to Recipient under this Agreement (the “Excluded Assets”). Without limitation, the Excluded Assets include (1) all contracts that are not Contributed Contracts, and (2) all Intellectual Property Rights, except for those within Lending Data.
(b)    Effective as of the Effective Date, Recipient hereby accepts the contribution, transfer, assignment and conveyance to it of the Contributed Assets, and assumes and agrees to perform or cause to be performed all of the liabilities and obligations which accrue or are required to be performed in connection with or are otherwise associated with the Contributed Assets from, and after the Effective Date, including the liabilities set forth on Exhibit A (collectively, the “Assumed Liabilities”). After such contribution, transfer, assignment and conveyance, the Contributor Group will have no rights or liabilities with respect to the Contributed Assets. To the extent that Recipient holds or acquires ownership or control of any FTI Data pursuant to the assignment of the Contributed Contracts under Article II(a) or otherwise, Recipient hereby transfers, assigns and conveys to Contributor all of the Recipient Group members’ right, title and interest in and to any FTI Data and Recipient will take prompt action to ensure that Contributor Group has access to and control over all such FTI Data.
(c)    Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Exhibit B, this Agreement will not constitute or be construed as an attempt or agreement to assign any lease, contract, asset, or right, if by its terms or by legal or contractual requirement an attempted assignment, transfer or sublease would, without the consent or waiver of a third party or a Governmental Body, constitute a breach thereof or would render the same cancelable by such entity until such time as such consent or waiver is able to be obtained, including without limitation with respect to any transfer of User Data. Contributor will use its commercially reasonable efforts, and Recipient will reasonably cooperate with Contributor to obtain such consents and waivers and to resolve the impediments to the assignment, transfer, sale, delivery or sublease required by this Agreement and to obtain any other consents and waivers necessary to convey to Recipient all of the Contributed Assets. In the event that a Contributed Contract cannot be assigned by Contributor to Recipient (each, a “Non-Assignable Contract”), Contributor will use commercially reasonable efforts to exercise its rights under such Non-Assignable Contract, to the extent permitted under applicable law, for the benefit of Recipient; provided that Recipient will be responsible for any amounts accrued in connection with Contributor’s exercise of its rights for the benefit of Recipient.
(d)    If and to the extent any sales, use, value added or other similar tax applies to the transactions contemplated by this Agreement, Recipient shall bear one hundred percent (100%) of such taxes.
(e)    Each Party will execute and cause to be delivered to the other Party such further instruments and documents and take such further action as the other Party may reasonably request in order to carry out or evidence any of the transactions contemplated by this Agreement.
(f)    If, after the Effective Date, it is determined that any asset that was intended to fall within the definition of a “Contributed Asset” was not included on Exhibit A and transferred to Recipient as of the Effective Date, Contributor (on behalf of itself and the applicable Contributor Group member(s)) shall promptly, without payment of further consideration by Recipient, transfer and assign such asset to Recipient, which assignment shall be deemed to have been effective as of the Effective Date, and Exhibit A shall be amended accordingly.
Article III
HIRING OF EMPLOYEES
Contributor hereby agrees to allow Recipient’s Subsidiary, Figure Lending LLC (“FL LLC”), and its agents to solicit for employment and hire the Transferring Employees and waives any non-solicitation restrictions included in each Transferring Employee’s employment agreements, solely to the extent pertaining to such solicitation or employment. Waiver by Contributor of any non-solicitation restrictions in the applicable employment agreements between any Transferring Employee and any Contributor Group member, as specifically described in this Agreement, does not waive its right to take action based on any other breach of those agreements. Recipient covenants that neither it nor any other members of the Recipient Group shall use, disclose (including, without limitation, by disclosure to Recipient Group employees or consultants) or rely upon any confidential or proprietary information of any Contributor Group member for Recipient Group operations or activities to the extent that any Transferring Employee is required to preserve such information as confidential pursuant to any agreement between any such Transferring Employee and a Contributor Group member. All liabilities relating to the Transferring Employees, whether relating to the period prior to, at or following the Effective Date, shall be Assumed Liabilities hereunder.
Article IV
REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR
Contributor represents and warrants to Recipient as follows:
(a)    Organization, Good Standing and Qualification. Contributor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.
(b)    Due Authorization. The execution, delivery of, and the performance of the obligations of Contributor under this Agreement has been authorized by all necessary corporation action prior to the date hereof and this Agreement constitutes the valid and legally binding obligation of Contributor, enforceable against Contributor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
(c)    No Conflicting Obligations. The execution, delivery of, and performance of the obligations of Contributor under this Agreement does not (i) violate or conflict with, or cause a default under any agreement, instrument, order or decree to which Contributor is a party or by which Contributor is bound, and (ii) violate any statute, regulation, rule or other law.
(d)    Sufficiency. To the knowledge of Contributor, the Contributed Assets, together with any assets previously contributed, transferred, assigned or conveyed to Recipient pursuant to the Contribution Agreement between the Parties dated December 31, 2023 and other rights, licenses, services and benefits provided to the Recipient Group pursuant to the Transition Services Agreement dated as of March 18, 2024 between Recipient and Figure Markets Holdings, Inc., (i) reflect all of the Recipient Balance Sheet Assets and (ii) constitute all of the material assets and material rights of Contributor Group that are necessary to enable Recipient, following the Effective Date, to continue to conduct the Recipient Business as currently conducted.
Article V
REPRESENTATIONS AND WARRANTIES OF RECIPIENT
Recipient represents and warrants to Contributor as follows:
(a)    Organization, Good Standing and Qualification. Recipient is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.
(b)    Due Authorization. The execution, delivery of, and the performance of the obligations of Recipient under this Agreement has been authorized by all necessary corporate action prior to the date hereof and this Agreement constitutes the valid and legally binding obligation of Recipient, enforceable against Recipient in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
(c)    No Conflicting Obligations. The execution, delivery of, and performance of the obligations of Recipient under this Agreement does not (i) violate or conflict with, or cause a default under any agreement, instrument, order or decree to which Recipient is a party or by which Recipient is bound, and (ii) violate any statute, regulation, rule or other law.
Article VI
DISCLAIMER OF WARRANTIES AND DAMAGES
NEITHER CONTRIBUTOR NOR ANY OTHER CONTRIBUTOR GROUP MEMBER WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COST OF COVER OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A RECIPIENT GROUP MEMBER OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.
Article VII
COVENANTS
(a)    Confidentiality.
(i)    Each of the Parties and its respective Group members (a “Discloser” when disclosing information to the other Party and the other Party’s Group members, and a “Receiver” when receiving information from Discloser) hereby agrees that the non-public information obtained in connection with this Agreement, or pursuant to the negotiation and execution of this Agreement or the consummation of the transactions contemplated by this Agreement, including the terms of this Agreement (the “Confidential Information”), shall be governed by this Article VII(a). Each Party shall, and shall use commercially reasonable efforts to cause its Affiliates and its and their respective directors, officers, employees, agents, contractors, representatives or advisors (collectively, “Representatives”) to, hold in confidence and not disclose to any person outside its organization (other than its Representatives who have a need to know such information): (1) any Confidential Information of the Discloser; (2) the fact that discussions or negotiations between the Parties are taking or have taken place; (3) any of the terms (including price), conditions or other facts with respect to the transactions contemplated in this Agreement, whether oral or written, and including copies or drafts of this Agreement, the status of the discussions or negotiations or facts with respect to the transactions contemplated in this Agreement, or a Party's consideration of the transactions contemplated in this Agreement; or (4) the fact that information has been requested or made available to Receiver or its Representatives (except that either Party may make any disclosure otherwise prohibited under clauses (1), (2), (3) or (4) above, if, in the opinion of its legal counsel, such disclosure is required by applicable law or stock exchange regulation, provided, that either Party may disclose the existence and terms and conditions of the Agreement in confidence to accountants, banks, proposed investors, proposed acquirors, and financing sources and their advisors in connection with consummating a bona-fide equity or debt financing transaction with the principal purpose of raising capital or in connection with a merger or acquisition or proposed merger or acquisition, or the like. Receiver shall, and cause its Representatives to use: (x) such information in evaluation and consideration of the transactions contemplated in this Agreement in accordance with the terms of this Agreement and (y) with respect to such information, no less than the same degree of care as Receiver uses with respect to its own confidential information to protect the confidentiality of such information.
(ii)    This Article VII(a) imposes no obligation upon Receiver with respect to Confidential Information that: (1) was in Receiver's possession or known to Receiver before receipt from Discloser; (2) is or becomes publicly available or otherwise available to Receiver on a non-confidential basis, but only if the disclosure of such Confidential Information did not result from a violation of Receiver's contractual, legal or fiduciary obligations, including the obligations set forth in this Agreement; (3) is received by Receiver from a third party without a duty of confidentiality; (4) is independently developed by Receiver without a breach of this Agreement; (5) only in the instance where a Contributor Group member is the Receiver, is or has been developed or conceived by employees of a Receiver Group member, in connection with the employees’ employment with or provision of services to Contributor Group before the Effective Date; (6) is disclosed during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; or (7) is disclosed by Receiver with Discloser's prior written approval.
(b)    Tax Treatment. The transfer of the Contributed Assets and the assumption of the Assumed Liabilities pursuant to this Agreement is intended to be treated for U.S. federal and applicable state and local income tax purposes as a transfer by Contributor described in Section 351(a) of the Internal Revenue Code of 1986, as amended (and any comparable provision of applicable state or local tax law), preceded, in the case of any Contributed Asset or Assumed Liability held by a member of the Contributor Group other than Contributor, by a transfer of such Contributed Asset or Assumed Liability to Contributor.
Article VIII
GENERAL
(a)    Assignment. Neither Party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other Party, except that either of Contributor and Recipient may assign all of its rights and delegate all of its duties under this Agreement, without such consent, to: (i) the surviving entity in a merger, acquisition, consolidation or other such combination; or (ii) to an entity that acquires all or substantially all of such assigning Party's assets. Any attempted assignment or delegation without such consent will be void.
(b)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect. Any disputes arising hereunder shall be subject to the sole and exclusive jurisdiction of the State and Federal Courts located in New Castle County, Delaware, and each Party consents to such jurisdiction and waives any objection thereto.
(c)    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid or unenforceable provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.
(d)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(i)    if to Contributor, to the attention of Figure Technologies, Inc., at 650 California Street, San Francisco, CA 94108, Email: mcagney@figure.com.
(ii)    if to Recipient, to the attention of Figure Lending Corp., at 5 Bryant Park, New York, NY 10018, Email:legal@figure.com.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (1) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (2) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (3) if sent via facsimile, upon confirmation of facsimile transfer or (4) if sent by electronic mail on or prior to 5 p.m. Pacific time on a business day, when delivered, or if sent by electronic mail on a holiday or after 5 p.m. Pacific time, the next business day.
(e)    Complete Understanding; Modification. This Agreement, together with its exhibits, constitutes the complete and exclusive understanding and agreement of the Parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the Parties.
(f)    Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any person not a party hereto.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Contribution Agreement as of the date first above written.

FIGURE LENDING CORP.
a Delaware corporation

By:	/s/ Thomas Milani
Name: Thomas Milani
Title: Authorized Signatory

FIGURE TECHNOLOGIES, INC.
a Delaware corporation

By:
Name: Michael S. Cagney
Title: Chief Executive Officer
Signature Page to Contribution Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Contribution Agreement as of the date first above written.

FIGURE LENDING CORP.
a Delaware corporation

By:
Name: Thomas Milani
Title: Authorized Signatory

FIGURE TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ Michael S. Cagney
Name: Michael S. Cagney
Title: Chief Executive Officer
Signature Page to Contribution Agreement

Exhibit A
Contributed Assets
Exhibits to Contribution Agreement

Exhibit B
Required Consents
Exhibits to Contribution Agreement

Exhibit C
Transferring Employees
Exhibits to Contribution Agreement

Exhibit D
Recipient Balance Sheet
Exhibits to Contribution Agreement

Exhibit E
FTI Data
Exhibits to Contribution Agreement